Exhibit 1

                            AGREEMENT OF JOINT FILING

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby consent to the joint filing on their behalf of a single Schedule 13G and any amendments thereto, with respect to the beneficial ownership by each of the undersigned of shares of common stock of ADAM INC.
The undersigned hereby further agree that this statement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.


DATED: September 10, 2009
                                        Burnham Asset Management Corporation
                                        /s/ Robert Grosshart
                                        ----------------------------------------
                                        Robert Grosshart
                                        Portfolio Administrator

DATED: September 10, 2009
                                        Burnham Securities Inc.
                                        /s/ Thomas Calabria
                                        ----------------------------------------
                                        Thomas Calabria
                                        Vice President